UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	0-19508 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

110 Veterans Memorial Boulevard
Metairie, Louisiana 70005
(Address of principal executive offices) (Zip Code)

(504) 837-5880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     On February 24, 2003 the Company issued the following press release.

CONTACT:	Kenneth C. Budde Stewart Enterprises, Inc. 110 Veterans Memorial Boulevard Metairie, Louisiana 70005 504/837-5880	FOR IMMEDIATE RELEASE

STEWART ENTERPRISES REPORTS PRELIMINARY FIRST QUARTER 2003
EARNINGS PER SHARE AND UPDATED FORECAST FOR FISCAL YEAR 2003

METAIRIE, LA, February 24, 2003...Stewart Enterprises, Inc. (Nasdaq NMS: STEI) reported today that it expects to report earnings per share for the first quarter ended January 31, 2003, of $0.09, which is at the low end of its previously announced guidance of $0.09 to $0.12. Further, the Company has reduced its earnings per share forecast for the fiscal year ending October 31, 2003 to a range of $0.30 to $0.35 from the previously announced guidance of $0.40 to $0.43 and has reduced its expectations for free cash flow (defined as cash flow from operations less maintenance capital expenditures), consistent with the lower earnings expectations, to a range of $40 million to $45 million from $50 million to $55 million.

William E. Rowe, President and Chief Executive Officer stated, “Due to the seasonality of our business, the first quarter has typically been one of our more robust periods. That was not the case this year, and the disappointing quarter has caused us to reassess our anticipated results for all of 2003. In the first quarter, we experienced slightly fewer events at our funeral homes and cemeteries, consistent with decreased deaths nationwide as reported by the Centers for Disease Control and Prevention. We also saw an increase in the proportion of cremations compared with traditional funerals, which diminished the increases we otherwise achieved in revenue per funeral call. Finally, continued low levels of consumer confidence in the national economy created a difficult preneed sales environment, and continued depressed stock prices and returns on fixed income investments continued to put pressure on our trust earnings. These events not only contributed to disappointing first quarter results but also caused us to revise our outlook for the year.”

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Mr. Rowe commented further, “Stewart Enterprises continues to be a solid company operating a profitable and attractive portfolio of businesses generating significant cash flow with an improving balance sheet. The issues of today’s economy, financial markets, consumer confidence and geo-political concerns all play a part in the Company’s results, but we believe that these will improve in due course. We look forward to that improvement, and we view the long-term prospects of this company to be bright. To get there, we must continue to improve our operational performance and return to growth.”

The forecasts above do not include any impact from the potential redemption of the Remarketable Or Redeemable Securities (“ROARS”) in May 2003. Management is currently considering redeeming the ROARS as an alternative to allowing them to be remarketed when they mature on May 1, 2003. If they are redeemed, the Company must pay the remarketing dealer an amount equal to the contractually specified value of the remarketing right (the “Calculation Amount”). The Calculation Amount will depend largely on the then applicable 10-year Treasury rate, which was 3.9 percent at February 21, 2003. If the 10-year Treasury rate is 3.9 percent on May 1, 2003, the Calculation Amount would be $12.6 million. If the 10-year Treasury rate increases, the Calculation Amount will be lower than this amount. If the Treasury rate rises to 5.44 percent, the Calculation Amount will decrease to zero.

The Company cannot predict the value of the 10-year Treasury rate as of May 1, 2003 or whether the remarketing dealer will elect to remarket the ROARS, and the Company has not determined whether it will elect to redeem the ROARS if the remarketing dealer elects to remarket them. Accordingly, the Company has not included any impact from the potential redemption of the ROARS in fiscal year 2003 forecasts.

The Company will be releasing its first quarter results, along with additional guidance for the remainder of the year, on Tuesday, March 11, 2003, before the market opens. It will conduct its regularly scheduled conference call at 10 a.m. Central Standard Time on that morning. The teleconference dial-in number is 1-800-218-8862. From outside the continental United States, call 303-262-2130. Interested parties may also listen to the live conference call via the Internet through Stewart Enterprises’ website at http://www.stewartenterprises.com. To participate, please call the number or go to the website at least 15 minutes prior to the call.

Founded in 1910, Stewart Enterprises is the third largest provider of products and services in the death care industry in the United States, currently owning and operating 302 funeral homes and 149 cemeteries. Through its subsidiaries, the Company provides a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. The Company’s funeral homes offer a wide range of services and products including funeral services, cremation, transportation services, removal and preparation of remains, caskets and flowers. Its cemetery operations sell cemetery property, merchandise and services. Cemetery property includes lots, lawn crypts, and family and community mausoleums. Cemetery merchandise includes vaults, monuments and markers. Cemetery services include burial site openings and closings and inscriptions.

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COMPANY FORECASTS FOR FISCAL YEAR 2003

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The forecasts included herein were prepared by the Company’s management for the purpose of providing all investors with forward-looking financial information frequently sought by the investment community. The forecasts have not been audited or otherwise approved by the Company’s independent accountants or by any regulatory authority.

Accuracy of the forecasts is dependent upon assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. The Company cautions readers that it assumes no obligation to update or publicly release any revisions to the forecasts made herein and, except to the extent required by applicable law, does not intend to update or otherwise revise the forecasts more frequently than quarterly.

The forecasts are based on a variety of estimates and assumptions made by management of the Company with respect to, among other things, industry performance; general economic, market, industry and interest rate conditions; preneed and at-need sales activities and trends; fluctuations in cost of goods sold and other expenses; capital expenditures; and other matters that cannot be accurately predicted, may not be realized and are subject to significant business, economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the forecasts will prove accurate, and actual results may vary materially from those contained in the forecasts. More specific information about factors that could cause actual results to differ materially from these forecasts is included in Item 7 of the Company’s Form 10-K in the section entitled “Cautionary Statements.”

For these reasons, the forecasts should not be regarded as an accurate prediction of future results, but only of results that may be obtained if substantially all of management’s principal expectations and assumptions are realized. The Company does not represent or warrant, and assumes no responsibility for, the completeness, accuracy or reliability of the forecasts.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC

February 24, 2003	/s/ Michael G. Hymel

Michael G. Hymel Vice President Chief Accounting Officer Corporate Controller